UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

March 12, 2012

814-00201
(Commission File Number)

MVC CAPITAL, INC.
(the "Fund")
(Exact name of registrant as specified in its charter)

DELAWARE, 943346760
(Jurisdiction of Incorporation) (IRS Employer Identification Number)

287 Bowman Avenue
2nd Floor
Purchase, NY  10577
(Address of registrant's principal executive office)

914-701-0310
(Registrant's telephone number)
_______________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On March 12, 2012, MVC Capital, Inc. (the “Fund”) held its Annual Meeting of Stockholders.  At this meeting, stockholders approved two proposals: (1) the election of six nominees to serve as members of the Board of Directors of the Fund for a term of one year until the next annual meeting of stockholders, and (2) the ratification of the selection of Ernst & Young LLP as the Fund’s independent registered public accounting firm for the fiscal year ending October 31, 2012.

For each proposal, the final shareholder voting results were as follows:

Proposal 1: Election of six directors.

Name	Votes For	Votes Withheld	Broker Non-Votes
Emilio Dominianni	8,987,107.61	3,515,381.59	6,447,208
Gerald Hellerman	8,777,976.61	3,724,512.59	6,447,208
Warren Holtsberg	8,989,589.47	3,512,899.73	6,447,208
Robert Knapp	8,952,115.47	3,550,373.73	6,447,208
William Taylor	8,988,466.61	3,514,022.59	6,447,208
Michael Tokarz	8,884,862.47	3,617,626.73	6,447,208

Proposal 2: Ratification of the selection of Ernst & Young LLP as the Fund’s independent registered public accounting firm.

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,847,758.61	1,075,330.86	26,607.73	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MVC CAPITAL, INC.

By:	/s/ Michael Tokarz
Michael Tokarz
Chairman

Dated: March 14, 2012